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                                  EXHIBIT 10.47






                            ESCROW DEPOSIT AGREEMENT

                                     Between

                            GREAT DANE HOLDINGS INC.

                                       And

                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                 as Escrow Agent








                        Dated as of ______________, 1995

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                            ESCROW DEPOSIT AGREEMENT


          Escrow Deposit Agreement (the "Escrow Agreement") dated as of _________ ___, 1995 between Great Dane Holdings Inc., a Delaware corporation, ("Holdings" or the "Company") and First Fidelity Bank, National Association, as escrow agent (the "Agent").


                               W I T N E S E T H:


          WHEREAS, on the date hereof pursuant to a registration statement on Form S-1 under the Securities Act of 1933 (the "Offering") Holdings has issued [5,700,000] shares of common stock, par value $0.01 per share (the "Shares"), of the Company.

          WHEREAS, Holdings has determined that it is in the best interest of the Company to provide for the repayment or redemption, as the case may be, of certain indebtedness of the Company as listed on Schedule I hereto (including interest accrued thereon to the date of repayment or redemption, any prepayment penalties and any other required payments thereunder) (the "Obligations"); and

          WHEREAS, Holdings has elected to deposit a sufficient amount of the net proceeds from the Offering with an escrow agent to pay the Obligations when they become due; and

          WHEREAS, the Agent has agreed to act as escrow agent in connection with the repayment or redemption, as the case may be, of the Obligations in accordance with the terms and conditions specified in the instruments and agreements listed on Schedule I hereto (the "Agreements");

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, Holdings and the Agent agree as follows:

          SECTION 1. PLEDGE OF PROCEEDS. Holdings hereby irrevocably deposits with the Agent for the benefit of the selected holders ("Holders") of the Obligations to be selected by the Trustee pursuant to Section 3.02 of the Indenture dated as of August 1, 1986 between Great Dane Holdings Inc. (as successor to International Controls Corp.) and First Fidelity Bank, National Association, as Trustee, and irrevocably appropriates and sets aside $____________ including any additional deposits made in accordance with this Escrow Agreement (the "Deposit"), exclusively for the repayment or redemption, as the case may be, of the Obligations, which Deposit (and any interest or other income earned thereon) is hereby pledged to, and for the sole benefit of, the Holders.
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          The Agent hereby acknowledges receipt of the Deposit which shall be deposited by the Agent in the Holdings Escrow Fund (as defined in Section 3 hereof). Holdings represents and warrants that the amount of the Deposit is sufficient to pay the Obligations when due, without anticipating any interest or other income being earned on the Deposit and understands that the Holders of the Obligations are relying upon such representation and warranty.

          SECTION 2. NOTICE OF REPAYMENT OR REDEMPTION. Holdings represents to the Agent that the Company will give irrevocable notice of redemption on a date which is at least 30 days after the date the notice is delivered (the "Payment Date"), to the Holders in accordance with the Indenture.

          SECTION 3. SPECIAL ESCROW FUND. There is hereby established and created with the Agent a special and irrevocable fund designated the "Great Dane Holdings Inc. Escrow Fund" (the "Holdings Escrow Fund") to be held in the custody of the Agent as a special escrow fund, separate and apart from all other funds of Holdings or the Agent, solely for the benefit of the Holders. All Deposits and Authorized Investments (as defined in Section 4(b) hereof) set aside and held in the Holdings Escrow Fund shall be applied to, and applied solely for, the repayment or redemption, as the case may be, of the Obligations and as otherwise provided herein.

          SECTION 4.  APPLICATION OF MONEYS ON DEPOSIT IN HOLDINGS ESCROW FUND.
(a) Holdings shall not direct the Agent to invest deposits in the Holdings Escrow Fund at any time in any securities or other investments other than the Authorized Investments (as defined in Section 4(b) hereof).

               (b) The Agent shall act as custodian of the Holdings Escrow Fund and shall, at the written direction of Holdings, invest and reinvest the Holdings Escrow Fund solely in the following investments, which constitute Authorized Investments hereunder: (i) direct obligations of the United States Government (or agencies or instrumentalities thereof), provided that such securities are obligations to which the full faith and credit of the United States of America has been pledged; (ii) certificates of deposit, time deposits or other interest-bearing deposits of commercial banks having total capital and surplus of at least $500,000,000 or (iii) the Agent's U.S. Treasury Money Market Fund provided that such fund maintains the highest ratings established by each of Moody's and Standard & Poor's, in each case with a maturity or maturities that would permit the Agent to make cash payments to repay or redeem, as the case may be, the Obligations on the Payment Date in accordance with Section 5 hereof. The Agent shall have no responsibility for the determination of such investments and shall have no liability for any investment losses resulting from the investment,


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reinvestment, sale or liquidation of the Holdings Escrow Fund, except in the case of its own gross negligence or willful misconduct.

          (c) Except as otherwise specifically provided herein, Holdings covenants and agrees that the Agent (for the benefit of the Holders) shall have full and complete control and authority over and with respect to the Holdings Escrow Fund and the moneys deposited therein and that Holdings shall not exercise any control or authority over or with respect to the Holdings Escrow Fund or the moneys deposited therein.

          SECTION 5. PAYMENT OF OBLIGATIONS. On the Payment Date the Agent shall apply sufficient funds, to the extent available, from the funds held in the Holdings Escrow Fund to the payment in full of the Obligations (as such payment is directed to be made on Schedule I). To the extent sufficient funds are not available, Holdings agrees to deposit the necessary funds in the Holdings Escrow Fund in order for such Obligation to be paid in full on the Payment Date and understands that the Holders of the Obligations are relying upon such agreement.

          SECTION 6. IRREVOCABLE DEPOSIT; RELINQUISHMENT OF RIGHTS OF THE COMPANY. (a) The Deposit being made into the Holdings Escrow Fund shall constitute an irrevocable deposit solely for the payment of the Obligations, and solely for the benefit of the Holders thereof pursuant to the terms of this Escrow Agreement.

          (b) Holdings hereby agrees that it shall not have any beneficial interest in, or rights to, the Deposit or proceeds thereof (or interest or other income earned thereon) on deposit in the Holdings Escrow Fund (whether in the form of cash, Authorized Investments or otherwise) or payments made therefrom so long as any of the Obligations or any amounts owing to the Agent hereunder remain unpaid.

          SECTION 7. LIABILITY OF AGENT. The liability of the Agent to make the payments required by this Escrow Agreement with respect to the Obligations shall be limited to application of the funds deposited with it hereunder and the Agent shall not be personally liable for any amounts due to the Holders. The Agent shall not be liable for any loss resulting from any investment made in accordance with the instructions of Holdings.

          SECTION 8. TERMINATION; INCOME FROM AUTHORIZED INVESTMENTS. (a) This Escrow Agreement shall terminate when all Obligations to the Holders shall have been paid to the Holders and all fees and expenses of the Agent shall have been paid in full.


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          (b)  Upon termination of this Escrow Agreement in accordance with the provisions of subsection (a) of this Section 8, any funds in the Holdings Escrow Fund (including income from all Authorized Investments) shall be promptly paid to Holdings upon the direction of Holdings.

          SECTION 9. FEES OF AGENT. (a) Holdings shall pay upon request all compensation and expenses of the Agent, including, without limitation, reasonable compensation for all services rendered by the Agent in the execution, exercise and performance of any of the duties to be exercised or performed by it pursuant to the provisions of this Escrow Agreement (including reasonable counsel fees and expenses). Attached hereto as Schedule II is the Agent's fee schedule. The Agent shall be entitled to indemnity from Holdings against any and all losses, claims, liabilities or expenses incurred on the part of the Agent arising out of or in connection with the acceptance or administration of its powers and duties under this Escrow Agreement, including the cost and expense of defending against any such loss, claim or liability, other than losses, claims, liabilities or expenses arising out of the Agent's gross negligence or willful misconduct.

          (b) Except for the fees which may be paid out of the interest earned on the funds in the Holdings Escrow Fund (but not under any circumstances out of the original principal amount of such funds) as expressly set forth on Schedule II, the Agent has no right to payment for its fees, compensation and expenses from the Holdings Escrow Fund so long as all of the Obligations shall not have been paid in full.

          (c) All of the rights, entitlements, and protections provided to the Agent in this Section 9 shall survive its resignation or termination of this Escrow Agreement, whether by payment of the Obligations or otherwise.

          SECTION 10. DUTIES OF AGENT; EVIDENCE UPON WHICH AGENT MAY ACT; REPLACEMENT OF AGENT. (a) The duties and obligations of the Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and the Agent shall not be liable except for the performance of its duties and obligations as specifically set forth herein and to act in good faith in the performance thereof, and no implied duties, covenants or obligations shall be incurred by the Agent other than those specified herein, and the Agent shall be protected when acting or omitting to act in good faith upon the advice of counsel, who may be counsel to Holdings.

          (b) Subject to the requirement under subsection (a) of this Section 10 to act in good faith, the Agent may conclusively rely, as to the correctness of statements, conclusions and opinions


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therein, upon any certificate, report, opinion or other document furnished to the Agent pursuant to any provision of this Escrow Agreement. Any request, consent, certificate, notice, appointment or other direction made or given by Holdings to the Agent shall be deemed to have been sufficiently made or given by the proper party or parties if executed by an authorized officer of the Company on behalf of Holdings.

          (c) The Agent may resign and be discharged of its duties as agent hereunder by giving written notice of such intention to resign to an authorized officer of Holdings; provided, however, that such resignation shall not become effective until the later of (i) ten (10) days after the giving of such notice and (ii) a successor shall have been appointed and the funds held by the Agent in the Holdings Escrow Fund have been transferred to such successor agent. Any such successor agent shall be a commercial bank having total capital and surplus of at least $500,000,000. If no successor shall have been appointed within ten
(10) days after the giving of the aforementioned notice, the Agent may petition any court of competent jurisdiction for the appointment of such successor.

          (d) The recitals contained herein shall be taken as the statements of Holdings and the Agent assumes no responsibility for their correctness. The Agent makes no representation as to the validity or sufficiency of this Escrow Agreement or of the Deposit in the Holdings Escrow Fund.

          (e) The Agent may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          SECTION 11. AMENDMENTS. This Escrow Agreement shall not be repealed, revoked, altered or amended or any provisions thereof waived as to any of the Obligations without the written consent of all Holders of each such Obligation, the written consent of the Agent and the written consent of Holdings; PROVIDED HOWEVER, that Holdings and the Agent may, without the consent of, or notice to, the Holders, enter into such agreements supplemental to this Escrow Agreement as shall not adversely affect the rights of the Holders, for any one or more of the following purposes:

          (a) to cure any ambiguity, defect or omission in this Escrow Agreement; or

          (b) to grant to, or confer upon the Agent for the benefit of, the Holders any additional rights, remedies, powers or authority that may lawfully be granted to, or conferred upon, the Agent.


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The Agent may, but shall not be obligated to, enter into any such amendment or supplement to this Escrow Agreement which affects the Agent's own rights, duties or immunities under this Escrow Agreement or otherwise. Holdings shall provide the Agent with an opinion of counsel that any such amendment or supplement does not adversely affect the rights of the Holders.

          SECTION 12. SEVERABILITY. If any one or more of the covenants or agreements provided in this Escrow Agreement on the part of Holdings or the Agent to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severable from the remaining covenants and agreements or portions thereof provided in this Escrow Agreement and the invalidity thereof shall in no way affect the validity of other provisions of this Escrow Agreement, but the Holders shall retain all the rights and benefits accorded them hereunder and under applicable provisions of law.

          If any provisions of this Escrow Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable or invalid as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable or invalid in any other case or circumstance, or of rendering any other provision or provisions herein contained inoperative or unenforceable or invalid to any extent whatever.

          SECTION 13. GOVERNING LAW. This Escrow Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law principles.

          SECTION 14. COUNTERPARTS. This Escrow Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as one original and shall constitute and be one and the same instrument.

          SECTION 15. SECTION HEADINGS. The headings of the several Sections hereof and the Table of Contents appended hereto shall be solely for convenience of reference and shall not affect the meaning, construction, interpretation or effect of this Escrow Agreement.

          SECTION 16. BINDING EFFECT, ETC. This Escrow Agreement shall be binding upon the parties hereto and their respective successors, legal representatives and permitted assigns.


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          SECTION 17.  NOTICES.  Any notices or other communications to be given hereunder by any party hereto to the other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, as follows:

                         if to Holdings, to:
                         Great Dane Holdings Inc.
                         2016 North Pitcher Street
                         Kalamazoo, Michigan  49007
                         Telecopy number:  (616) 343-6823
                         Attention: David R. Markin

                         with a copy to:

                         Hutton Ingram Yuzek Gainen
                           Carroll & Bertolotti
                         250 Park Avenue
                         New York, New York  10177
                         Telecopy number:  (212) 907-9681
                         Attention:  Paulette Kendler, Esq.

                         if to the Agent, to:
                         First Fidelity Bank, National Association
                         765 Broad Street, C76505
                         Newark, New Jersey  07102
                         Telecopy number:  (201) 430-4963
                         Attention:  Corporate Trust Department

Directions from Holdings to the Agent to be given under the terms of this Escrow Agent shall only be made on behalf of the Company by the following persons (or such additional persons as may be appointed by any of the persons named below or their appointees by written notice to the Agent):

                                 David R. Markin
                                  Jay H. Harris


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          IN WITNESS WHEREOF, the parties have each caused this Escrow Agreement to be executed by their duly authorized officers as of the date first above written.


                                   GREAT DANE HOLDINGS INC.


                                   By:
                                       --------------------------
                                       Title:



                                   FIRST FIDELITY BANK, NATIONAL
                                     ASSOCIATION, as Agent


                                   By:
                                       --------------------------
                                       Title:


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                                   SCHEDULE I

                     HOLDERS OF 12-3/4% SENIOR SUBORDINATED
                 DEBENTURES DUE 2001 SELECTED FOR REDEMPTION BY
                  THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE


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                                   SCHEDULE II

                               AGENT FEE SCHEDULE


                   See attached Escrow Agreement Fee Agreement


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